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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Leap Therapeutics, Inc. on Form S-3 to be filed on or about March 2, 2018 of our report dated February 23, 2018, on our audit of the consolidated financial statements as of December 31, 2017 and 2016 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed February 23, 2018. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3.

/s/ EisnerAmper LLP
EISNERAMPER LLP
Philadelphia, Pennsylvania March 2, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm